Exhibit 5.1

July 3, 2024

Westwater Resources, Inc.

6950 South Potomac Street

Suite 300

Centennial, Colorado 80112

RE:  Registration Statement on Form S-3 for Westwater Resources, Inc.

Ladies and Gentlemen:

We have acted as counsel to Westwater Resources, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time, pursuant to Rule 415 promulgated under the Securities Act, of up to $150.0 million in aggregate amount of one or more series of the following securities of the Company: (i) shares of common stock, $0.001 par value per share (the “Common Stock”); (ii) debt securities (the “Debt Securities”); (iii) warrants to purchase one or more classes of securities registered under the Registration Statement (the “Warrants”); and (iv) units comprised of any combination of Common Stock, Debt Securities, or Warrants (the “Units” and, together with the Common Stock, Debt Securities, and Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the Prospectus (as hereinafter defined) which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.

As described in the Prospectus: (i) the Debt Securities are to be issued in one or more series pursuant to one or more indentures (each, a “Base Indenture”) and/or supplements thereto (each, a “Supplemental Indenture,” and together with each Base Indenture, an “Indenture”) to be entered into between the Company and one or more trustees party thereto (each, a “Trustee”); (ii) the Warrants are to be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”); and (iii) the Units are to be issued pursuant to one or more Unit Purchase Agreements (each, a “Unit Purchase Agreement”). Each Indenture, Warrant Agreement, and Unit Purchase Agreement, and each definitive underwriting, purchase, or other similar agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Current Report on Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with an offering of Securities are referred to herein as a “Definitive Purchase Agreement.”

Location	Mailing Address P.O. Box 8749 Denver, CO 80201-8749	Contact
555 17th Street, Suite 3200 Denver, CO 80202-3921		p: 303.295.8000 | f: 303.295.8261 www.hollandhart.com

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Westwater Resources, Inc. July 3, 2024 Page 2

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).

As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), corporate records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinions set forth below, including, but not limited to:

1.           the Registration Statement, including the Prospectus;

2.           the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 6, 2004, as amended by the Certificate of Amendment filed April 4, 2006, the Certificate of Amendment filed January 22, 2013, the Certificate of Amendment filed March 7, 2016, the Certificate of Amendment filed August 16, 2017, the Certificate of Amendment filed April 18, 2019, and the Certificate of Amendment filed May 31, 2024, and certified by the Secretary of State of the State of Delaware;

3.           the Amended and Restated Bylaws of the Company, effective as of March 18, 2024 (the “Bylaws”), certified by the Corporate Secretary of the Company as being in full force and effect on the date hereof; and

4.           resolutions, minutes of meetings, and corporate records of actions taken by the Board of Directors of the Company (the “Board”) and committees thereof, with respect to, among other things, the authorization of the preparation and filing of the Registration Statement, as furnished and certified to us by the Company, including a copy of the unanimous written consent of the Board dated July 1, 2024, with such unanimous written consent having been certified by an officer of the Company as being in full force and effect on the date hereof.

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing in a representative capacity any document reviewed by us had legal capacity to sign in such capacity; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement and the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein; (viii) the accuracy, completeness and authenticity of certificates of public officials; and (ix) that any securities issuable upon conversion, exchange, redemption or exercise of any of the Securities being offered will be duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise.

Westwater Resources, Inc. July 3, 2024 Page 3

We have also assumed that (a) any execution and delivery by the Company of, and the performance by the Company of its obligations under, a Definitive Purchase Agreement will not (i) violate, conflict with, result in a breach of, or require any consent under, the Bylaws, or other organizational documents of the Company or applicable laws with respect to the Company; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body having jurisdiction over the Company or any of its assets; or (iii) constitute a breach or violation of any agreement or instrument that is binding upon the Company, (b) at the time the Company enters into a Definitive Purchase Agreement, the Company will have the legal capacity, power, and authority to enter into and deliver, and perform its obligations under, such Definitive Purchase Agreement, and (c) each Definitive Purchase Agreement will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with the terms of each Definitive Purchase Agreement. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinions expressed below. We have relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In connection with the opinions hereinafter expressed, we have also assumed that:

(i)            the Registration Statement and any amendments thereto (including post-effective amendments), will have become effective and comply with applicable law;

(ii)           a Prospectus Supplement will comply with applicable law and have been prepared and filed with the Commission describing any Securities offered thereby at such time;

(iii)          the Securities will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and any appropriate Prospectus Supplement;

(iv)           all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of the Securities and any related documentation (including the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in our opinion set forth below) shall have been duly completed and shall remain in full force and effect;

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(v)          a Definitive Purchase Agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company; and

(vi)         at the time of the execution, authentication, issuance, and delivery of any Debt Securities, an Indenture will be entered into by the Company and the Trustee, which Indenture will comply with law, will be the valid and legally binding obligation of the Trustee and the Company, and will have been duly qualified under the Trust Indenture Act of 1939.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that:

(1)            With respect to the Common Stock, when (a) the Board of Directors of the Company (the “Board”), or a duly constituted and acting committee of the Board (the “Committee”), has taken all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof, and related matters, (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued), and (c) the Common Stock has been issued and delivered on behalf of the Company against payment of the agreed consideration therefor in accordance with a Definitive Purchase Agreement and such corporate action, the Common Stock will be validly issued, fully paid, and non-assessable.

(2)            With respect to the Debt Securities, upon (a) the terms and conditions of such Debt Securities having been duly established in accordance with the terms and conditions of the Indenture, (b) the Indenture having been duly executed and delivered by the Company and the Trustee named therein, and (c) such Debt Securities having been executed (in the case of certificated Debt Securities), delivered, and authenticated in accordance with the terms of the Indenture and issued and sold for the consideration set forth in the applicable Definitive Purchase Agreement, such Debt Securities will constitute the valid and binding obligations of the Company.

(3)            With respect to each series of Warrants, when (a) the Board or the Committee has taken all necessary corporate action to authorize and approve the issuance of the Warrants and the applicable Securities that are issuable upon exercise thereof and the terms of the offering thereof, and related matters, (b) the Definitive Purchase Agreement relating to such series of Warrants has been duly executed and delivered by the Company and the applicable counterparty thereto, and (c) such Warrants shall have been (i) duly executed by the Company and authenticated as provided in the applicable Definitive Purchase Agreement and the applicable corporate action, and (ii) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Definitive Purchase Agreement, such series of Warrants will be duly authorized.

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(4)            With respect to the Units, when (a) the Board or the Committee has taken all necessary corporate action to authorize and approve the issuance of the Units and the underlying Securities, the terms of the offering thereof, and related matters, (b) the Definitive Purchase Agreement relating to such Units has been duly executed and delivered by the Company and the applicable holder thereof, as applicable, (c) the Units shall have been validly issued, fully paid and non-assessable, and (d) such Units shall have been (i) duly executed by the Company and the holder thereof as provided in the Definitive Purchase Agreement and the applicable corporate action, and (ii) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Definitive Purchase Agreement, such Units will constitute the valid and binding obligations of the Company.

The opinions expressed herein are qualified in the following respects:

(A)         Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers; and (ii) general equitable principles, including the concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether considered in a proceeding in equity or at law).

(B)         We express no opinions concerning the validity or enforceability of any provisions contained in the Securities, any Definitive Purchase Agreement or any other document governing the Securities that purport to (i) waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) allow indemnification to the extent that such provisions purport to relate to liabilities resulting from or based upon negligence, willful misconduct or any violation of federal or state securities or blue sky laws; (iii) waive the right to a jury trial; (iv) waive any stay, extension or usury laws or any unknown future rights; (v) provide for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (vi) permit, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (vii) create, attach, perfect, or give priority to any lien or security interest; (viii) grant setoff rights; or (ix) make a guarantor primarily liable rather than as a surety.

Westwater Resources, Inc. July 3, 2024 Page 6

(C)         We express no opinion with respect to any law, rule or regulation that is applicable to any party to any Definitive Purchase Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates.

(D)         Except to the extent expressly stated in the opinions contained herein, we have assumed that each Definitive Purchase Agreement constitutes the valid and binding obligation of each party to such Definitive Purchase Agreement, enforceable against such party in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement: (i) you will advise us in writing of the terms thereof; and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

The opinions expressed herein are limited solely and in all respects to the DGCL and the federal laws of the United States of America that, in our experience, are applicable to transactions of the type contemplated by the Definitive Purchase Agreements, and we express no opinion as to the laws of any other jurisdiction. We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.

This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. We understand that you have made such independent investigations of the facts as you deemed necessary, and that the determination of the extent of those investigations that are necessary has been made independent of this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP